                                                                     Exhibit 11

Objective Communications, Inc.
Weighted average shares


                                                                                                           For the Six Months
                                                                     Years ended December 31,                 Ended June 30,
                                                                 1994         1995          1996          1996           1997
                                                              ---------     ---------     ---------      ---------      ---------
                                                                                                        (unaudited)   (unaudited)
Weighted average common shares outstanding                      617,895     1,565,438     1,711,413      1,711,413      1,896,577


Shares issued within one year of filing of initial
  public offering                                               350,431       350,431       350,431        350,431


Options issues within one year of filing of initial
  public offering                                               138,000       138,000       138,000        138,000

Warrants issued within one year of filing of initial
  public offering                                               907,790       907,790       907,790        907,790

Convertible securities issued within one year of
  filing of initial public offering                             500,000       500,000       500,000        500,000

Weighted average of warrants outstanding                                                                                 151,571

Weighted average shares issued for initial
  public offering                                                                                                        919,392

Weighted average of conversion of preferred
  stock to common stock                                                                                                  229,282
                                                              ---------     ---------     ---------      ---------      ---------
                                                              2,514,116     3,461,659     3,607,634      3,607,634      3,196,822
                                                              =========     =========     =========      =========      =========

